UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On December 5, 2023, Rush Enterprises, Inc. (the “Company”), as part of the Company’s concurrently announced $150 million stock repurchase program described below, entered into a share repurchase agreement (the “Share Repurchase Agreement”) with W.M. “Rusty” Rush, the Company’s Chairman of the Board, Chief Executive Officer and President, for the purchase of 1,500,000 shares of the Company’s Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), in a privately-negotiated transaction (the “Share Repurchase”). Mr. Rush advised the Company that the shares are being sold, in part, to repay a $40 million personal loan incurred by Mr. Rush with a balance of approximately $37 million that was secured by shares of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock owned by Mr. Rush as well as for financial diversification and tax planning purposes.

The shares repurchased from Mr. Rush represent approximately 16.7% of the total shares of Class B Common Stock beneficially owned by Mr. Rush. After the Share Repurchase, Mr. Rush will continue to beneficially own 180,339 shares of Class A Common Stock and 7,493,809 shares of Class B Common Stock.

The price per share for the Share Repurchase was $43.56, for a total purchase price of $65.3 million. The Share Repurchase was funded from the Company’s cash on hand. The terms of the Share Repurchase were negotiated on behalf of the Company by a committee of independent directors of the Company’s Board of Directors with the assistance of its independent legal and financial advisors, Baker Botts L.L.P. and Houlihan Lokey Capital, Inc.

A copy of the Share Repurchase Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01. The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01         Other Events.

On December 6, 2023, the Company issued a press release announcing (i) that the Company’s Board of Directors approved a new stock repurchase program authorizing the Company to repurchase up to an aggregate of $150 million of Class A Common Stock and/or Class B Common Stock and (ii) the Share Repurchase. The new stock repurchase program became effective on December 5, 2023, and replaced the Company’s previous $150 million stock repurchase program that was terminated effective December 5, 2023.

A copy of the press release announcing the new stock repurchase program and the Share Repurchase is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.         Description

Exhibit 10.1         Share Repurchase Agreement, dated as of December 5, 2023, by and between the Company and W.M. “Rusty” Rush

Exhibit 99.1         Rush Enterprises, Inc. press release dated December 6, 2023

Exhibit 104          Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: December 6, 2023	By:	/s/ Michael Goldstone
Michael Goldstone
Senior Vice President, General Counsel and Corporate Secretary